EXHIBIT 21.1

                     SUBSIDIARIES OF HENLEY HEALTHCARE, INC.

The following is a list of all of the domestic subsidiaries of the Company as of December 31, 1999:


                                                                      PERCENTAGE
          DOMESTIC SUBSIDIARIES       STATE OF INCORPORATION           OWNERSHIP
          ---------------------       ----------------------          ----------
Garvey Company..........................    Minnesota                     100%
Health Career Learning Systems, Inc. ...    Michigan                      100%
Henley Acquisition Corp.................    Texas                         100%
Med-Quip, Inc...........................    Georgia                       100%
NCI, Inc................................    Michigan                      100%

The following is a list of all of the foreign subsidiaries of the Company as of December 31, 1999:


                                                                      PERCENTAGE
          FOREIGN SUBSIDIARIES       JURISDICTION OF INCORPORATION    OWNERSHIP
          --------------------       -----------------------------    ----------
Enraf-Nonius, B.V.......................    The Netherlands               100%
Enraf-Nonius, N.V.......................    Belgium                       100%
Enraf-Nonius Medizinelektronik GMBH.....    Germany                       100%
Enraf-Nonius Medical Equipment Co. Ltd..    Thailand                       40%
Stats Doyer Hydrotherapie S. A..........    France                         25%
Enraf-Nonius S.A.France.................    France                       99.7%

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